SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                           ____________________

                                 FORM 8-K

                              Current Report

                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):  April 20, 1995

                            RYDER SYSTEM, INC.
          (Exact name of registrant as specified in its charter)

     Florida                     1-4364            59-0739250
(State or other jurisdiction     (Commission       (IRS Employer
     of Incorporation)           File Number)      Identification No.)

3600 N. W. 82nd Avenue, Miami, Florida                      33166
(Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code:   (305) 593-3726

Item 5.  Other Events.

     On April 20, 1995, Ryder System, Inc. (the "Company") announced its revenue and earnings for the three-month period ended March 31, 1995.
A copy of the Company's press release dated April 20, 1995, reporting its first quarter revenue and earnings follows:

RYDER REPORTS INCREASED REVENUE AND EARNINGS IN FIRST
QUARTER

     MIAMI, FLORIDA, April 20, 1995 -- Dedicated logistics and full service truck leasing led Ryder System, Inc. (NYSE:R) to strong revenue growth in the first quarter of 1995, it was reported here today by Chairman, President and Chief Executive Officer M. Anthony Burns. Burns noted that revenue growth from Ryder's long-term contractual businesses continued a trend which began in mid-1994, demonstrating the effectiveness of the company's marketing and sales programs. First quarter earnings also were higher, Burns said, despite what may have been the very first signs of an economic slowdown, evidenced by some early-quarter weakness in consumer demand for local truck rental and by lower levels of auto sales.

     Revenue in the quarter was $1.23 billion, 15% higher than revenue of $1.07 billion in the first quarter of 1994. Earnings before accounting change were $26.6 million, or $0.34 per share, an increase of 13% in earnings per share, compared with $23.7 million, or $0.30 per share, in last year's first quarter.

     Ryder adopted Statement of Financial Accounting Standards No. 116, "Accounting for Contributions Received and Contributions Made," effective January 1, 1995. Ryder has a long history of providing support to charitable organizations in the communities in which it does business. This statement required the company to record a liability for its total, outstanding charitable commitments as of January 1, 1995 and to recognize future charitable commitments in the period in which they are made. Adoption of this statement resulted in a first quarter after tax charge of $7.8 million, or $0.10 per share. As a result of the charge, the company reported first quarter net earnings of $18.8 million, or $0.24 per share.

Operations

     For dedicated logistics, the first quarter of 1995 was extremely active, Burns said, with sales of more than $75 million in new business and a quarterly revenue increase of nearly 50%. Higher costs, including those related to start-ups and continuing investment in new capabilities, however, kept the revenue increase from translating into an increase in profitability during the quarter.

     Burns said that sales of new full service truck leases were stronger in the first quarter of 1995 than in the same period last year, and revenue increased 13%. Operating margin in this business was also higher.

     Commercial and consumer truck rental continued to report higher revenue in the quarter, with total revenue up 9%. Despite some apparent weakness in consumer demand for local rentals, the truck rental businesses' operating margin was about the same as in the first quarter of 1994, Burns reported.

     Public Transportation Services also recorded solid growth in both revenue and profitability, supported by several new contracts. Revenue in the quarter grew 13%.

     The company's international performance was led, Burns said, by Ryder Plc in the United Kingdom. Revenue there grew substantially, showing the success of several acquisitions made in mid - and late - 1994. International revenue overall increased 93%.

     In the Automotive Carrier Division, Burns noted, the number of units shipped was 7% higher in the first quarter of 1995 than it was in the same quarter a year earlier. Revenue was up 4%, and earnings were also higher.

     Commenting on other factors affecting Ryder's first quarter performance, Burns said first quarter gains of $28.7 million on the sale of vehicles were $10.9 million higher than gains in 1994's first quarter, reflecting a 35% increase in the number of vehicles sold, combined with an increase in the average gain per vehicle. However, the positive earnings effect from gains was more than offset by higher interest expense, due to higher levels of debt and higher rates on the company's variable rate debt. Variable rate debt constitutes about one-third of Ryder's total debt portfolio. The Company's first quarter earnings were also impacted by continued investment in reengineering and technology enhancements, Burns noted.

     Finally, Burns pointed out that the company is maintaining its focus on generating higher levels of contractual business in order to enhance its preeminent position in logistics and asset management, its core competencies.

Note to Editor:

     Ryder provides high-quality logistics and transportation solutions throughout the United States and in Canada, the United Kingdom, Germany, Poland and Mexico. Revenue from continuing operations in the 12 months ended March 31, 1995 was $4.85 billion. Assets at March 31, 1995 were $5.57 billion.

     Ryder's stock is a component of the Dow Jones Transportation Average and the Standard & Poor's 500 Index.

          RYDER SYSTEM, INC. AND CONSOLIDATED SUBSIDIARIES
                      REVENUE AND NET EARNINGS
             Three months ended March 31, 1995 and 1994
              (In thousands, except per share amounts)

                                                   1995            1994
                                             -------------       ---------
Revenue                                      $   1,233,481       1,071,837
                                             =============       =========

Earnings before cumulative effect of change
 in accounting                               $      26,579          23,738
Cumulative effect of change
 in accounting (a)                                  (7,759)              -
                                             -------------       ---------
Net earnings                                 $      18,820          23,738
                                             =============       =========

Average common and common equivalent shares         78,992          78,444
                                             =============       =========

Earnings per common share:
    Earnings before cumulative effect
     of change in accounting                 $        0.34            0.30
    Cumulative effect of change
     in accounting (a)                               (0.10)              -
                                             -------------       ---------
    Net earnings                             $        0.24            0.30
                                             =============       =========

                   REVENUE AND EARNINGS BEFORE TAXES
                          LINES OF BUSINESS
              Three months ended March 31, 1995 and 1994
                           (In thousands)

                                                   1995            1994
                                             -------------       ---------
Revenue:
    Vehicle Leasing & Services               $   1,074,936         917,249
    Automotive Carriers                            164,997         158,506
    Intersegment                                    (6,452)         (3,918)
                                             -------------       ---------
                                             $   1,233,481       1,071,837
                                             =============       =========

Earnings before income taxes:
    Vehicle Leasing & Services               $      39,693          37,259
    Automotive Carriers                              9,525           8,180
    Other                                           (4,093)         (5,109)
                                             -------------       ---------
                                             $      45,125          40,330
                                             =============       =========

(a) Effective January 1, 1995, the company adopted Statement of Financial Accounting Standards No. 116, "Accounting for Contributions Received and Contributions Made," resulting in a charge of $7.8 million. The cumulative effect reflects the after tax charge to establish a liability for the present value of the company's total outstanding charitable commitments as of January 1, 1995.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:    April 21, 1995

                              RYDER SYSTEM, INC.

                              By: /s/ Serge G. Martin
                                  _______________________________
                                  Name:    Serge G. Martin
                                  Title:   Assistant General Counsel
                                           and Assistant Secretary